EXHIBIT 1

JOINT FILING AGREEMENT AMONG ALJ INVESTMENT COMPANY, LLC AND ALJ REGIONAL HOLDINGS, INC.

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the “Act”), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

ALJ Investment Company, LLC and ALJ Regional Holdings, Inc. hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

ALJ Investment Company, LLC

Date: July 5, 2024	By:	/s/ Jess Ravich
Jess Ravich
Manager

ALJ Regional Holdings, Inc.

Date: July 5, 2024	By:	/s/ Jess Ravich
Jess Ravich
Chief Executive Officer

ATTENTION
Intentional misstatements or omissions of fact constitute Federal Criminal Violations (See 18 U.S.C. 1001).

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